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                                                                    EXHIBIT 21.1


                    ADVANCED SEMICONDUCTOR ENGINEERING, INC.

                              LIST OF SUBSIDIARIES

A. ASE Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

     (1) ASEP Realty Corporation, a corporation organized under the laws of the Philippines;

     (2) ASE Holding Electronics (Philippines) Inc., a corporation organized under the laws of the Philippines;

     (3) ASE Holding (Singapore) Pte. Limited, a corporation organized under the laws of Singapore; and

     (4) ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia.

B. ASE Marketing Services Ltd., a corporation organized under the laws of Hong Kong.

C. ASE Investment Inc., a corporation organized under the laws of the Republic of China.

D. ASE Capital Inc., a corporation organized under the laws of the Republic of China.

E. ASE Network Inc., a corporation organized under the laws of the Republic of China.

F. ASE (Chung Li) Inc., a corporation organized under the laws of the Republic of China, and its wholly-owned subsidiary, Omniquest Industrial Limited, a corporation organized under the laws of the British Virgin Islands. Omniquest Industrial Limited has a wholly-owned subsidiary, ASE (Hangzhou) Inc., in the People's Republic of China.

G.   ASE (Korea) Inc., a corporation organized under the laws of Korea.

H. ASE Technologies, Inc., a corporation organized under the laws of the Republic of China.

I. J&R Holding Limited, and its wholly-owned subsidiary J&R Industrial Inc., both organized under the laws of Bermuda. J&R Holding Limited has a subsidiary, ASE Test Limited, a corporation organized under the laws of Singapore.

     (1)  ASE Test Limited has four wholly-owned subsidiaries:

          (a) ASE Test Inc., a corporation organized under the laws of the Republic of China, and its wholly-owned subsidiary, ASE Test
               (USA) Inc., a corporation organized under the laws of the state of California, U.S.A.

          (b) ASE Test Holdings Ltd, a corporation organized under the laws of Singapore, and its wholly-owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the state of California, U.S.A.

          (c) ASE Test Finance Limited, a corporation organized under the laws of Mauritius; and

          (d) ASE Electronics (M) Sdn Bhd, Inc., a corporation organized under the laws of Malaysia.
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J.   Advanced Semiconductor Engineering, Inc. has a controlling interest in the following companies:

     (1) ASE Material Inc., a corporation organized under the laws of the Republic of China; and

     (2) Universal Scientific Industrial Co. Ltd., a corporation organized under the laws of the Republic of China.

     (3) Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China.